Exhibit 99.1
IDEX Corporation Second Quarter 2010 Earnings Release July 20, 2010

Agenda IDEX Innovation Q2 2010 Summary Q2 2010 Segment Performance Fluid & Metering Health & Science Dispensing Equipment Fire & Safety 2010 Guidance Update Q&A 2

Replay Information Dial toll-free: 800.642.1687 International: 706.645.9291 Conference ID: #81612030 Log on to: www.idexcorp.com 3

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward- looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC. 4

Fluid & Metering Technology PulsaPro 900 Engineered for chemical and oil & gas applications Designed for higher pressure and higher flow, with smaller footprint Teflon lined for better chemical resistance Reduced cost allows for greater market penetration Superior quality to competition at lower total cost of ownership IDEX Innovation 5

Fluid & Metering Technology IDEX Water Winning multi-year waste water and potable water product sales and service agreements UK national water infrastructure underway Global opportunity set Utilizing new Flow Hawk monitors; advanced telemetry data collection and analysis system Continuing to capitalize on breakthrough technology and expanding business model (service capability) IDEX Innovation 6 New IDEX Growth Opportunity

Fluid & Metering Technology Energy Group - THG600 series compressor Applications in natural gas, ethylene, propylene, and other industrial gases New product family design prevents lubricating oil from contaminating compressed gas Allows for control of 100% of dangerous emissions that could be leaked into atmosphere Customers gain “green” advantage and avoid EPA fines IDEX Innovation 7 Expanding Served Markets

Fire and Safety IDEX Rescue eDraulic Rescue Tools Breakthrough technology that frees rescue workers from hydraulic power and hoses...while providing the same operating performance Utilizes half the space and is half the weight of previous models Lithium-ion battery technology coupled with proprietary electromechanical design to achieve the “dream” rescue tool IDEX Innovation Global Product Generating Strong Sales in a Tough Market 8

Fire and Safety BAND IT Intelligent Clamping System (iCS) and Dual-Lokt(tm) clamp Application used on high volume applications Previously not served markets Clamp conforms to irregular sections and wide ranging diameters Lower total installed cost...lower profile...longer useful life, 20 yrs IDEX Innovation Expanding Served Markets 9

Health and Science Technology Ultra High Pressure Liquid Chromatography (UPLC) - 25K psi Demand for chemical analysis, drug discovery, etc. requires faster throughput (higher pressure) 25K psi market leader in throughput, takes analysis time down dramatically Material science and mechanical capability developed by IDEX enabling next generation instrumentation IDEX Innovation 10 IDEX Inside the Next Generation

Health and Science Technology Integrated Fluidics (key sub-systems) Used in next generation DNA sequencing Prior generation equipment capable of sequencing fragments of DNA, can now gain pertinent information from the entire genome Will enable medical professionals to analyze the entire genome and detect all disease related variables IDEX Innovation 11 Aligned to Benefit From Growth Opportunities

Q2 2010 Financial Performance Continued Strong Growth 12 Q2 ’10 Q2 ’09 Var Orders $377 $319 18% Sales $379 $336 13% Adj. Op Margin* 16.9% 14.9% 200 bp Adj. EBITDA* $79 $64 25% Adj. EPS* $.50 $.37 35% FCF $60 $50 21% *Q2 ’10 adjusted for $1.0M of restructuring expense ($3.3M in Q2 ’09)

Fluid & Metering *Op Margin excludes restructuring expense in both Q2’10 and Q2’09 Q2 2010 Highlights 19% organic orders growth, 12% organic sales growth, 17.6% operating margins Strong demand for water/wastewater services and project spend 2010 Outlook Energy & Water will continue to benefit from strong global markets Recovery improving in Chemical and general industrial markets Q2 ’10 Q2 ’09 Change Orders $179.6 $152.0 18% Sales Organic Currency $174.5 $157.0 11% 12% (1)% Operating Margin* 17.6% 15.4% 220bp 13

Health & Science *Op Margin excludes restructuring expense in both Q2’10 and Q2’09 Q2 2010 Highlights 29% organic orders growth, 26% organic sales growth, 20.7% operating margins Continued strong growth across all HST products 2010 Outlook Core analytical instrumentation markets continue to grow Industrial markets supported by broader economic stabilization Q2 ’10 Q2 ’09 Change Orders $98.5 $70.3 40% Sales Organic Acquisition Currency $100.5 $73.8 36% 26% 11% (1)% Operating Margin* 20.7% 15.7% 500bp 14

Dispensing Equipment Q2 2010 Highlights 23.6% operating margins, strong cash flow 2010 Outlook Overall order activity in North American retail channel and European markets remain slow Cost reductions will result in reasonable profitability and strong cash flow Q2 ’10 Q2 ’09 Change Orders $37.0 $33.3 11% Sales -Organic Currency $41.1 $45.7 (10)% (8)% (2)% Operating Margin* 23.6% 21.9% 170bp *Op Margin excludes restructuring expense in both Q2’10 and Q2’09 15

Fire & Safety Q2 2010 Highlights 5% organic sales growth, 21.9% operating margins 2010 Outlook Strong global activity in rescue tools Band clamping markets improving N.A. fire suppression down due to decline in municipal spend Q2 ’10 Q2 ’09 Change Orders $63.1 $64.2 (2)% Sales -Organic Currency $64.0 $62.1 3% 5% (2)% Operating Margin* 21.9% 22.1% (20)bp *Op Margin excludes restructuring expense in both Q2’10 and Q2’09 16

Outlook: 1st Half to 2nd Half Bridge 17

Outlook: 2010 Guidance Summary Q3 2010 EPS estimate range: $0.46 - $0.48 Organic revenue growth of approximately 10% Negative Fx impact of ~4% to sales (at June 30 rates) Positive impact of ~2% from acquisitions FY 2010 EPS estimate range: $1.85 - $1.90 Organic revenue growth in the high single-digit range Operating margins of approximately 17% Negative Fx impact of ~2% to sales (at June 30 rates) Positive impact of ~1% from acquisitions Tax rate = 33% Other modeling items Cap Ex $33-35M Free Cash Flow exceeds net income EPS estimate excludes potential restructuring and acquisition charges 18

Q&A 19